UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Sabra Health Care REIT, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Sabra Health Care REIT, Inc.

Supplement to the Proxy Statement

for the 2018 Annual Meeting of Stockholders

to be Held on June 21, 2018

The information below supersedes and replaces the section captioned “Fees Paid to Independent Public Accounting Firm” on page 56 of the proxy statement for the 2018 Annual Meeting of Stockholders as filed with the Securities and Exchange Commission on April 25, 2018.

Fees Paid to Independent Registered Public Accounting Firm

The table below shows the aggregate fees for services rendered by PwC for the fiscal years ended December 31, 2017 and December 31, 2016. PwC has served as Sabra’s independent registered public accounting firm since December 16, 2010.

Description of Professional Service	2017	2016
Audit Fees – professional services rendered for the audit of Sabra’s consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly filings and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements (1)	$1,693,383	$675,341

Audit-Related Fees – assurance and related services that are reasonably related to the performance of the audit or review of Sabra’s consolidated financial statements	—	—
Tax Fees – professional services rendered for tax compliance, tax advice and tax planning
Compliance	—	—
Consulting unrelated to the CCP acquisition (2)	1,032,670	250,287
Consulting related to the CCP acquisition (3)	1,034,387	—

Total Tax Fees	2,067,057	250,287

All Other Fees – products and services other than those reported as “Audit Fees,” “Audited-Related Fees” or “Tax Fees”	—	—

Total	$3,760,440	$925,628

(1)	Includes $592,920 of non-recurring fees related to the audit of the CCP acquisition, including opening balance sheet, and review of SEC filings related to the CCP acquisition.
(2)	Includes fees related to acquisition related due diligence, structuring and general consulting, as well as general tax planning and restructuring, review of REIT status qualification and other tax consultations, but excludes consulting fees relating to the CCP acquisition. Fees include $574,357 related to the investment in the Enlivant Joint Venture, the restructuring of the Company’s Canadian subsidiaries and operations, and the acquisition of the Nova Portfolio.
(3)	Includes fees for the tax advice services provided in connection with the CCP acquisition, which included advice with respect to the U.S. federal income tax consequences to stockholders of the merger with Care Capital Properties, Inc., and the U.S. federal income tax consequences to the Company arising from the merger, including review of CCP’s REIT status qualification.

The information below supersedes and replaces the question captioned “Who will bear the costs of the solicitation of proxies” on page 5 of the proxy statement for the 2018 Annual Meeting of Stockholders as filed with the Securities and Exchange Commission on April 25, 2018.

Q:	Who will bear the costs of the solicitation of proxies?

A:	The cost of preparing the Notice of Annual Meeting of Stockholders, this Proxy Statement, the Notice of Internet Availability and the form of proxy, the cost of mailing such materials to stockholders or making them available on the Internet and the cost of soliciting proxies will be paid by Sabra. In addition to solicitation by mail, certain officers, regular employees and directors of Sabra, without receiving any additional compensation, may solicit proxies personally or by telephone. Sabra will request brokerage houses, banks and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares of our common stock and will reimburse them for their expenses in doing so. Sabra has retained Innisfree M&A Incorporated to assist in its solicitation of proxies and has agreed to pay Innisfree M&A Incorporated a fee not to exceed $20,000, plus reasonable expenses, for these services.